Exhibit 99.1

Contact:	Curtis Garner
Chief Financial Officer
Otelco Inc.
205-625-3580
Curtis@otelcotel.com

Otelco Reports Second Quarter 2013 Results

ONEONTA, Alabama (August 7, 2013) – Otelco Inc. (NASDAQ: OTEL), a wireline telecommunications services provider in Alabama, Maine, Massachusetts, Missouri, New Hampshire, Vermont and West Virginia, today announced results for its second quarter ended June 30, 2013.  Key highlights for Otelco include:

●	Total revenues of $19.7 million for second quarter 2013.
●	Operating income of $5.1 million for second quarter 2013.
●	Adjusted EBITDA (as defined below) of $8.4 million for second quarter 2013.

“Second quarter 2013 results produced Adjusted EBITDA of $8.4 million and featured an improvement of 1.1% in our Adjusted EBITDA margin when compared to the first quarter,” said Mike Weaver, President and Chief Executive Officer of Otelco.   “This quarter, we invested $0.8 million in capital equipment and expect to increase our capital expenditures over the course of the year for a total investment of approximately $7.0 million for 2013.

“We emerged from bankruptcy on May 24 and our new Class A shares began trading on the NASDAQ Global Market on the next trading day under our new symbol OTEL,” added Weaver. “As part of our reorganization plan, we reduced the outstanding balance on the senior debt by $28.7 million, refinancing the balance of $133.3 million through a new maturity date of April 30, 2016.  In addition to the renewal of the senior debt, we have a $5 million revolving line of credit.  The 13% senior subordinated notes were cancelled and exchanged for shares of our new Class A common stock.  The payment on the senior debt and the cancellation of the senior subordinated notes resulted in a 50.6% reduction in total debt from $271.0 million to $133.3 million.

“After the principal payment on the senior debt and reflecting payment of the reorganization and loan cost fees associated with the restructuring transaction, we ended the quarter with $11.1 million in cash on hand. We are pleased the restructuring process has been completed and believe the 50% reduction in debt and corresponding lower interest cost makes us a stronger company,” Weaver concluded.

- MORE -

Otelco Reports Second Quarter 2013 Results Page 2 August 7, 2013

Second Quarter 2013 Financial Summary
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Change
	2012	2013	Amount	Percent
Revenues	$24,714	$19,666	$(5,048)	(20.4)%
Operating income (loss)	$(148,061)	$5,121	$153,182	*
Interest expense	$(5,655)	$(2,225)	$(3,430)	(60.7)%
Net income (loss) available to stockholders	$(128,011)	$109,648	$237,659	*
Basic net income (loss) per share	$(48.41)	$38.78	$87.19	*

Adjusted EBITDA(a)	$10,814	$8,449	$(2,365)	(21.9)%
Capital expenditures	$1,242	$783	$(459)	(37.0)%

* Not a meaningful calculation

	Six Months Ended June 30,		Change
	2012	2013	Amount	Percent
Revenues	$50,088	$40,654	$(9,434)	(18.8)%
Operating income (loss)	$(141,444)	$10,009	$151,453	*
Interest expense	$(11,488)	$(7,779)	$(3,709)	(32.3)%
Net income (loss) available to stockholders	$(127,192)	$107,874	$235,066	*
Basic net income (loss) per share	$(48.10)	$39.43	$87.53	*

Adjusted EBITDA(a)	$22,290	$17,235	$(5,055)	(22.7)%
Capital expenditures	$2,545	$1,582	$(963)	(37.8)%

* Not a meaningful calculation

Reconciliation of Adjusted EBITDA to Net Income (Loss)
	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2013	2012	2013
Net income (loss)	$(128,011)	$109,648	$(127,192)	$107,874
Add: Depreciation	2,747	2,389	5,475	4,769
Interest expense - net of premium	5,313	1,991	10,804	7,204
Interest expense - amortize loan cost	342	233	684	575
Income tax expense (benefit)	(25,713)	4,942	(25,189)	4,871
Change in fair value of derivatives	-	-	(241)	-
Loan fees	19	14	38	32
Amortization - intangibles	3,136	908	4,930	2,093
Goodwill impairment	143,998	-	143,998	-
Impairment of long-lived assets	8,622	-	8,622	-
IXC tariff dispute settlement	-	-	-	69
Cancellation of debt	-	(114,210)	-	(114,210)
Restructuring expense	361	2,534	361	3,958
Adjusted EBITDA(a)	$10,814	$8,449	$22,290	$17,235

(a) Adjusted EBITDA is defined as consolidated net income (loss) plus interest expense, depreciation and amortization, income taxes and certain non-recurring fees, expenses or charges and other non-cash charges reducing or increasing consolidated net income.  Adjusted EBITDA is not a measure calculated in accordance with generally acceptable accounting principles (GAAP).  While providing useful information, Adjusted EBITDA should not be considered in isolation or as a substitute for consolidated statement of operations or consolidated statement of cash flows data prepared in accordance with GAAP.  The Company believes Adjusted EBITDA is useful as a tool to analyze the Company on the basis of operating performance and leverage.  The definition of Adjusted EBITDA corresponds to the definition of Adjusted EBITDA in the Company’s  credit facility and certain of the covenants contained therein.  The Company’s presentation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

- MORE -

Otelco Reports Second Quarter 2013 Results Page 3 August 7, 2013

Key Operating Statistics
(Unaudited)					Quarterly
					% Change
	December 31,		March 31,	June 30,	from
	2011	2012	2013	2013	March 31, 2013
Otelco access line equivalents(1)	102,378	99,395	98,839	97,496	(1.4)%

RLEC and other services:
Voice access lines	46,202	43,021	42,274	41,354	(2.2)%
Data access lines	22,904	22,742	22,718	22,604	(0.5)%
Access line equivalents(1)	69,106	65,763	64,992	63,958	(1.6)%
Cable television customers	4,201	4,155	4,102	4,027	(1.8)%
Satellite television customers	226	233	235	237	0.9%
Security	-	63	96	111	15.6%
Additional internet customers	5,414	4,506	4,312	4,124	(4.4)%
RLEC dial-up	301	198	169	153	(9.5)%
Other dial-up	2,797	1,895	1,726	1,590	(7.9)%
Other data lines	2,316	2,413	2,417	2,381	(1.5)%

CLEC:
Voice access lines	30,189	30,470	30,589	30,252	(1.1)%
Data access lines	3,083	3,162	3,258	3,286	0.9%
Access line equivalents(1)	33,272	33,632	33,847	33,538	(0.9)%
Wholesale network connections	157,144	162,117	2,608	2,709	3.9%

	For the Year Ended		For the Three Months Ended
	December 31,		March 31,	June 30,
	2011	2012	2013	2013
Total revenues (in millions):	$101.8	$98.4	$21.0	$19.7
RLEC(2)	$57.4	$62.8	$14.5	$13.5
CLEC	$44.4	$35.6	$6.5	$6.2

(1) We define access line equivalents as voice access lines and data access lines (including cable modems, digital subscriber lines, and dedicated data access trunks).
(2) Includes regulated and unregulated RLEC revenue.

FINANCIAL DISCUSSION FOR SECOND QUARTER 2013 (unaudited):

Revenue
Total revenues of $19.7 million decreased 20.4% in the three months ended June 30, 2013, when compared to the three months ended June 30, 2012.  The expiration of the Time Warner Cable (“TWC”) contract at the end of 2012 was the primary reason for the decrease in 2013, accounting for 55% of the total revenue decline.

	Three Months Ended June 30,		Change
	2012	2013	Amount	Percent
	(dollars in thousands)
Local services	$11,419	$8,045	$(3,374)	(29.5)%
Network access	7,498	5,764	(1,734)	(23.1)
Cable television	794	746	(48)	(6.0)
Internet	3,687	3,665	(22)	(0.6)
Transport services	1,316	1,446	130	9.9
Total	$24,714	$19,666	$(5,048)	(20.4)

- MORE -

Otelco Reports Second Quarter 2013 Results

August 7, 2013

Local services revenue decreased 29.5% in the second quarter of 2013 to $8.0 million from $11.4 million in the second quarter ended June 30, 2012. TWC revenue decreased $2.8 million and the decline in RLEC voice access lines, including reductions in intrastate calling revenue associated with the FCC’s InterCarrier Compensation order, decreased $1.1 million. These declines were partially offset by $0.5 million in one-time settlements. Network access revenue decreased 23.1% in the second quarter of 2013 to $5.8 million from $7.5 million in the quarter ended June 30, 2012. TWC related access revenue declined $0.9 million. End user related access revenue, net of payments from the new Connect America Fund, decreased $0.8 million, reflecting reduced subscriber usage and lower intrastate calling revenue associated with the FCC’s InterCarrier Compensation order. Cable television revenue in the three months ended June 30, 2013 decreased 6.0% to just under $0.8 million compared to just over $0.8 million in the same period in 2012.  Loss of basic cable subscribers was only partially offset by increased IPTV and security services revenue in our Alabama territory.  Internet revenue for the second quarter 2013 decreased 0.6% to just under $3.7 million from just over $3.7 million in the quarter ended June 30, 2012. The decline in dial-up internet services and one-time Missouri fiber revenue in 2012 accounted for the decrease.  Transport services revenue increased 9.9% to $1.4 million in the three months ended June 30, 2013 from $1.3 million for the three months ended June 30, 2012. The increase was associated with additional wide-area network and wholesale transport services.

Operating Expenses
Operating expenses in the three months ended June 30, 2013 decreased 27.8% to $14.5 million from $20.2 million in the three months ended June 30, 2012.  Cost of services decreased 16.2% to $8.9 million from $10.6 million for the three months ended June 30, 2012. Costs associated with TWC decreased $0.7 million and network efficiencies reflecting lower toll and employee expenses contributed to an additional reduction of $1.0 million. Selling, general and administrative expenses decreased 36.0% to $2.3 million in the three months ended June 30, 2013, from $3.6 million in the three months ended June 30, 2012. The decrease included $0.5 million in operational efficiencies in several areas from continued cost control; $0.1 million in lower property taxes; and $0.4 million from the settlement of disputed charges, partially offset by an increase of $0.1 million in insurance costs. Reorganization expenses are excluded as operating expenses for 2013 and are included in selling, general and administrative expenses in the amount of $0.4 million in 2012.  Depreciation and amortization for second quarter 2013 decreased 44.0% to $3.3 million from $5.9 million in the second quarter 2012.  The amortization of intangible assets associated with the TWC contract decreased $1.7 million; other intangible assets decreased $0.4 million; RLEC and CLEC depreciation decreased $0.4 million; and a telephone plant adjustment decreased $0.1 million. There was no impairment of goodwill or long-lived assets in second quarter 2013 compared to $152.6 million in the same period of 2012.

Interest Expense
Interest expense decreased 60.7% to $2.2 million in the quarter ended June 30, 2013, from $5.7 million a year ago. The decrease in interest expense is associated with the exchange of the Company’s senior subordinated notes for new Class A common stock during second quarter 2013 compared to interest paid on those notes in the same period of 2012.

Reorganization Items
Separate classification of reorganization items began in first quarter 2013 when we filed the Reorganization Cases. All reorganization expenses prior to that period are reflected in selling, general and administrative expenses. We expensed approximately $2.5 million during the second quarter of 2013 associated with our balance sheet restructuring process with no comparable expense in 2012 reflected as reorganization items. In addition, we recognized $114.2 million in cancellation of debt income associated with the exchange of our senior subordinated notes and the accrued interest on those notes for new Class A common stock during second quarter 2013.

Adjusted EBITDA
Adjusted EBITDA for the three months ended June 30, 2013 was $8.4 million compared to $10.8 million for the same period in 2012 and $8.8 million in the first quarter of 2013.  See financial tables for a reconciliation of Adjusted EBITDA to net income.

Balance Sheet
As of June 30, 2013, the Company had cash and cash equivalents of $11.1 million compared to $32.5 million at the end of 2012, reflecting the Company’s payment of $28.7 million on its long-term notes payable. The payment reduces the outstanding notes payable balance to $133.3 million, including the current portion of $6.7 million. The Company’s senior credit facility was extended through April 2016 and includes a $5.0 million undrawn revolver. The Company’s senior subordinated notes were exchanged for new Class A common stock upon consummation of our approved restructuring plan on May 24, 2013. The Company does not meet the technical requirements to utilize fresh-start accounting to reflect the impacts of implementing its restructuring plan.

- MORE -

Otelco Reports Second Quarter 2013 Results

August 7, 2013

Capital Expenditures
Capital expenditures were $0.8 million for the quarter as the Company continues to invest in its infrastructure.  The level of capital expenditure reflects a planned slower start than in previous years but is expected to lead to a similar level of investment in infrastructure for 2013 as was experienced in 2012.

Second Quarter Investors Conference Call
Otelco has scheduled a conference call, which will be broadcast live over the internet, on Thursday, August 8, 2013, at 11:00 a.m. ET.  To participate in the call, participants should dial (719) 325-2452 and ask for the Otelco call 10 minutes prior to the start time.  Investors and the general public will also have the opportunity to listen to the conference call free over the internet by visiting the Company’s website at www.OtelcoInc.com. To listen to the live call online, please visit the website at least 15 minutes early to register, download and install any necessary audio software.  For those who cannot listen to the live webcast, a replay of the webcast will be available on the Company’s website at www.OtelcoInc.com for 30 days.  A one-week telephonic replay may also be accessed by calling (719) 457-0820 and using the confirmation code 3889655.

ABOUT OTELCO
Otelco Inc. provides wireline telecommunications services in Alabama, Maine, Massachusetts, Missouri, New Hampshire, Vermont and West Virginia.  The Company’s services include local and long distance telephone, network access, transport, digital high-speed data lines and dial-up internet access, cable television and other telephone related services. With more than 97,000 voice and data access lines, which are collectively referred to as access line equivalents, Otelco is among the top 25 largest local exchange carriers in the United States based on number of access lines.  Otelco operates eleven incumbent telephone companies serving rural markets, or rural local exchange carriers.  It also provides competitive retail and wholesale communications services through several subsidiaries.  For more information, visit the Company’s website at www.OtelcoInc.com.

FORWARD LOOKING STATEMENTS
Statements in this press release that are not statements of historical or current fact constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties, and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “intends,” “anticipates,” “plans,” or similar terms to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission.

- MORE -

Otelco Reports Second Quarter 2013 Results

August 7, 2013

OTELCO INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)

	December 31,	June 30,
	2012	2013
Assets
Current assets
Cash and cash equivalents	$32,516,283	$11,120,506
Accounts receivable:
Due from subscribers, net of allowance for doubtful accounts of $239,274 and $246,860, respectively	4,205,944	4,107,747
Unbilled receivables	2,003,634	1,993,246
Other	5,336,162	2,942,818
Materials and supplies	1,845,246	1,814,131
Prepaid expenses	1,981,631	1,369,458
Deferred income taxes	1,843,160	2,426,335
Total current assets	49,732,060	25,774,241

Property and equipment, net	58,242,903	54,875,880
Goodwill	44,956,840	44,956,840
Intangible assets, net	6,670,392	4,769,800
Investments	1,919,327	1,906,572
Deferred financing costs, net	4,037,311	2,586,818
Deferred income taxes	6,275,997	1,564,378
Other assets	490,131	1,269,638
Total assets	$172,324,961	$137,704,167

Liabilities and Stockholders’ Deficit
Current liabilities
Accounts payable	$2,007,405	$3,226,384
Accrued expenses	14,900,378	5,892,739
Advance billings and payments	1,560,190	1,472,875
Deferred income taxes	430,896	397,865
Customer deposits	90,837	87,919
Current maturity of long-term notes payable	270,990,023	6,665,000
Total current liabilities	289,979,729	17,742,782

Deferred income taxes	22,670,168	23,365,004
Advance billings and payments	788,638	762,071
Other liabilities	484,019	148,026
Long-term notes payable, less current maturities	-	126,635,000
Total liabilities	313,922,554	168,652,883

Stockholders’ deficit
Class A Common Stock, $.01 par value-authorized 20,000,000 shares; issued and outstanding 13,221,404 shares	132,214	-
Class A Common Stock, $.01 par value-authorized 10,000,000 shares; issued and outstanding 2,870,948 shares	-	28,709
Class B Common Stock, $.01 par value-authorized 250,000 shares; issued and outstanding 232,780 shares	-	2,328
Additional paid in capital	-	2,875,852
Retained deficit	(141,729,807)	(33,855,605)
Total stockholders’ deficit	(141,597,593)	(30,948,716)
Total liabilities and stockholders’ deficit	$172,324,961	$137,704,167

- MORE -

Otelco Reports Second Quarter 2013 Results

August 7, 2013

OTELCO INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2013	2012	2013

Revenues	$24,713,773	$19,666,285	$50,088,014	$40,654,193

Operating expenses
Cost of services	10,648,458	8,928,670	21,677,291	18,406,236
Selling, general and administrative expenses	3,623,941	2,320,551	6,830,018	5,376,340
Depreciation and amortization	5,882,402	3,296,382	10,404,995	6,862,277
Long-lived assets impairment - PP&E	2,874,000	-	2,874,000	-
Long-lived assets impairment - intangibles	5,748,000	-	5,748,000	-
Goodwill impairment	143,998,000	-	143,998,000	-
Total operating expenses	172,774,801	14,545,603	191,532,304	30,644,853

Income from operations	(148,061,028)	5,120,682	(141,444,290)	10,009,340

Other income (expense)
Interest expense	(5,654,655)	(2,224,588)	(11,488,305)	(7,778,758)
Change in fair value of derivatives	-	-	241,438	-
Other income	(7,957)	18,043	310,212	261,530
Total other expenses	(5,662,612)	(2,206,545)	(10,936,655)	(7,517,228)

Income (loss) before reorganization items and income tax	(153,723,640)	2,914,137	(152,380,945)	2,492,112

Reorganization items	-	111,676,270	-	110,252,663

Income (loss) before income tax	(153,723,640)	114,590,407	(152,380,945)	112,744,775
Income tax (expense) benefit	25,713,027	(4,942,185)	25,188,570	(4,870,574)

Net income (loss)	$(128,010,613)	$109,648,222	$(127,192,375)	$107,874,201

Weighted average number of common shares outstanding (restated for 2012)	2,644,281	2,826,040	2,644,281	2,735,663

Net income (loss) per common share	$(48.41)	$38.78	$(48.10)	$39.43

Dividends declared per common share	$-	$-	$0.18	$-

- MORE -

Otelco Reports Second Quarter 2013 Results

August 7, 2013

OTELCO INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Six Months Ended
	June 30,
	2012	2013
Cash flows from operating activities:
Net income (loss)	$(127,192,375)	$107,874,201
Adjustments to reconcile net income (loss) to cash flows provided by operating activities:
Depreciation	5,475,268	4,768,811
Amortization	4,929,727	2,093,466
Long-lived assets impairment - property, plant and equipment	2,874,000	-
Long-lived assets impairment - intangibles	5,748,000	-
Goodwill impairment	143,998,000	-
Amortization of loan costs	684,048	575,157
Amortization of notes payable premium	(56,499)	(31,260)
Change in fair value of derivatives	(241,438)	-
Provision (benefit) for deferred income taxes	(25,337,689)	4,790,249
Provision for uncollectible accounts receivable	201,950	120,483
Changes in operating assets and liabilities
Accounts receivable	86,329	2,381,447
Materials and supplies	(158,766)	31,115
Prepaid expenses and other assets	(152,533)	(167,590)
Accounts payable and accrued expenses	4,167,246	2,760,049
Advance billings and payments	208,118	(113,882)
Other liabilities	260,949	(338,911)
Reorganization adjustments:
Non-cash reorganization income	-	(114,210,236)

Net cash provided by operating activities	15,494,335	10,533,099

Cash used in investing activities:
Acquisition and construction of property and equipment	(2,544,811)	(1,581,653)

Net cash used in investing activities	(2,544,811)	(1,581,653)

Cash flows used in financing activities:
Cash dividends paid	(2,330,272)	-
Principal repayment of senior notes payable	-	(28,700,000)
Loan origination costs	(30,082)	(1,647,223)

Net cash used in financing activities	(2,360,354)	(30,347,223)

Net increase (decrease) in cash and cash equivalents	10,589,170	(21,395,777)
Cash and cash equivalents, beginning of period	12,393,792	32,516,283

Cash and cash equivalents, end of period	$22,982,962	$11,120,506

Supplemental disclosures of cash flow information:
Interest paid	$10,860,755	$3,385,836

Income taxes paid	$65,749	$143,500

Loan fees paid via issuance of Class B common stock	$-	$2,772,410

Cancellation of Class A common stock	$-	$132,214

Issuance of Class A common stock	$-	$28,709

- END -